UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of BIOLASE Technology Inc. (the “Company”) approved the acceleration of vesting of certain unvested stock options granted under the Company’s 2002 Stock Incentive Plan that are held by certain key employees and officers of the Company, including executive officers. As a result of such acceleration, options granted to 25 persons with respect to 1,045,847 unvested shares of the Company’s common stock, including options with respect to 684,178 unvested shares that are held by the Company’s executive officers, are subject to this acceleration and have become fully vested. These options represent approximately 25% of the total shares of Company common stock subject to outstanding options (or 31% of the total shares of Company common stock subject to outstanding options held by the Company’s executive officers) and, prior to such acceleration, 73% of the total shares of Company common stock subject to outstanding unvested options (or 95% of the total shares of Company common stock subject to outstanding unvested options held by the Company’s executive officers). The Committee also imposed restrictions on shares of Company common stock that could be acquired by such persons upon exercise of any such accelerated options that will prevent the sale of such shares (other than to satisfy applicable withholding taxes) before such time as vesting would otherwise have taken place.

The acceleration eliminates future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to the options at issue now that the Statement of Financial Accounting Standards No. 123-R “Share Based Payment,” issued by the Financial Accounting Standards Board, has become effective for fiscal years beginning after June 15, 2005. The future expense eliminated by the acceleration, based on a Black-Scholes calculation¸ is estimated to be approximately $1.6 million in 2006, $1.2 million in 2007, and $0.4 million in 2008 on a pre-tax basis. The acceleration will result in a compensation expense in the fourth quarter of 2005 of approximately $150,000.

A copy of the form of Resale Restriction Agreement to be entered into between the Company and the affected optionees is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Form of Resale Restriction Agreement dated December 16, 2005 between BIOLASE Technology, Inc. and certain key employees and officers.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ RICHARD L. HARRISON
Richard L. Harrison Executive Vice President, Chief Financial Officer and Secretary

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Resale Restriction Agreement dated December 16, 2005 between BIOLASE Technology, Inc. and certain key employees and officers.

4